ASSET PURCHASE AGREEMENT

BY AND AMONG

FIRST LOOK ENTERTAINMENT

as Buyer,

and

STEVEN M. SPECTOR, A Professional Corporation
solely in his capacity as the assignee for the benefit of the creditors of Ventura Distribution, Inc.,
Ventura Entertainment Enterprises, L.L.C, Ventura Distribution, LLC, Ventura Entertainment,
LLC, Ventura Entertainment Productions, LLC, Ventura Releasing, LLC, Beauty Salon, LLC,
Housewives Comedy Entertainment, LLC, StudioWorks, LLC, and UrbanWorks. LLC,

as Seller

and

VENTURA DISTRIBUTION, INC., VENTURA ENTERTAINMENT ENTERPRISES, LLC,
VENTURA DISTRIBUTION, LLC, VENTURA ENTERTAINMENT, LLC, VENTURA
ENTERTAINMENT PRODUCTIONS, LLC, VENTURA RELEASING, LLC, BEAUTY
SALON, LLC, HOUSEWIVES COMEDY ENTERTAINMENT, LLC, STUDIOWORKS, LLC,
and URBANWORKS. LLC (for purposes of Sections 5.3, 5.4 and 5.7)

March 20, 2006

ASSET PURCHASE AGREEMENT

                      This Asset Purchase Agreement (this “Agreement’), dated as of March __, 2006, is entered into by and among First Look Entertainment, a California corporation (“Buyer”), Steven M. Spector, A Professional Corporation (“Seller”), solely in its capacity as the assignee for the benefit of the creditors of Ventura Distribution, Inc., a California corporation, Ventura Releasing, LLC and Beauty Salon, LLC, each a California limited liability company, and Ventura Entertainment Enterprises, LLC, Ventura Distribution, LLC, Ventura Entertainment, LLC, Ventura Entertainment Productions, LLC, Housewives Comedy Entertainment, LLC, StudioWorks, LLC, and UrbanWorks, LLC, each a Delaware limited liability company (collectively, the “Debtors”), and the Debtors (for purposes of Sections 5.3, 5.4 and 5.7).

RECITALS

                      A.       Debtors, which are affiliated entities, are in the business of distributing filmed entertainment (the “Business”).

                      B.       The Debtors have represented that their indebtedness to the Lenders (defined below) is in excess of $20,000,000. The value of the Purchased Assets (defined below) is believed to be substantially less than $20,000,000. The Debtors marketed the Purchased Assets for a substantial period of time prior to the Assignment (defined below).

                      C.       On March __, 2006, prior to execution of this Agreement, Debtors assigned to Seller substantially all of their assets for the benefit of creditors pursuant to a General Assignment for the Benefit of Creditors, copies of which are attached hereto as Exhibit A (the “Assignment”).

                      D.       Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Purchased Assets (the “Sale”), on the terms and subject to the conditions of this Agreement.

AGREEMENT

                      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

                      1.1     Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

                      “Agent” shall mean PNC Bank, National Association, in its capacity as agent for the Lenders under the Loan Agreement.

                      “Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                      “Code” shall mean the Internal Revenue Code of 1986, as amended.

                      “Contracts” shall mean all oral or written contracts, agreements, license agreements, leases, subleases, distribution arrangements, sales and purchase agreements, and purchase and sale orders to which Debtor is a party.

                      “Encumbrance” shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including, without limitation, any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                      “Excluded Assets” has the meaning set forth on the Excluded Assets Schedule attached hereto.

                     “ Knowledge” of a Person shall mean the actual current knowledge of any director, officer or employee of such Person without independent investigation.

                     “ “Lenders” shall mean the lenders party to the Loan Agreement.

                      “Loan Agreement” shall mean that certain Revolving Credit, Equipment Loan and Security Agreement, dated September 26, 2003, among PNC Bank, National Association, as Agent, PNC Bank, National Association, as Lender, Santa Barbara Bank & Trust, as Lender, and Ventura Distribution, Inc., as Borrower.

                      “Person” shall mean any individual, corporation, partnership, limited liability company, trust, association, joint venture or other entity of any kind whatsoever.

                      “Purchased Assets” has the meaning set forth on the Purchased Assets Schedule attached hereto.

                      “Representative” shall mean any attorney, accountant, agent, consultant or other representative.

                      “Retained Liabilities” shall mean all liabilities and obligations of each Debtor, whether such liabilities or obligations relate to payment, performance or otherwise arise before or after the Closing, are actual or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, asserted or unasserted, known or unknown, or disclosed pursuant to this Agreement or otherwise, whether arising out of occurrences prior to, on or after the Closing Date. Notwithstanding anything to the contrary contained herein, and without limiting the generality of the foregoing, the following liabilities and obligations of each Debtor shall be considered Retained Liabilities for the purposes of this Agreement: accounts payable, employee and personnel costs and expenses (such as accrued salaries, vacations, taxes, sick pay, WARN obligations and all obligations arising under Debtor’s benefit plans including COBRA obligations), all sales taxes prior to and, except as otherwise provided herein, arising out of the Sale, and any creditor claims or administrative expenses.

                      1.2      Other Defined Terms. In addition to the terms defined in the Recitals to this Agreement and Section 1.1, the following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section

"Advances"	3.1
"Agreement"	Recitals
"Assumed Contract"	7.3
"Assumption Period"	7.3
"Base Amount"	3.1
"Business"	Recitals
"Buyer"	Recitals
"Closing"	4.1
"Closing Date"	4.1
"Collections"	3.1
"Debtors"	Recitals
"Designated Contract"	7.3
"Purchase Price"	3.1
"Reserve"	3.1
"Returned Items"	3.1
"Sale"	Recitals
"Seller"	Recitals

ARTICLE II
PURCHASE AND SALE OF ASSETS

                     2.1       Transfer of Purchased Assets. At the Closing, upon the terms and subject to the conditions and provisions contained herein, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire and accept from Seller, the Purchased Assets, free and clear of all Encumbrances Known to Debtors or Seller other than equipment financing liens and leases set forth in the UCC searches dated March 17, 2006. For the avoidance of doubt, the Purchased Assets shall not include any stock, membership or other equity interests held by any of the Debtors.

                     2.2      Retained Liabilities. Notwithstanding any other terms, provisions and conditions of this Agreement, Buyer shall not assume, or otherwise be responsible or liable for or obligated with respect to, any Retained Liabilities.

ARTICLE III
PURCHASE PRICE

                     3.1      Purchase Price. The cash consideration for the Purchased Assets contained herein will be $16,500,000 (the “Base Amount’), subject to adjustment as follows:

                           (a)      There will be a dollar for dollar reduction in the Base Amount to the extent that (i) collections of accounts receivable received by the Agent on and after March 5, 2006 through and including the Closing Date (‘‘Collections”) exceed (ii) advances made by the Lenders on and after March 8, 2006 through and including the Closing Date, if requested by the Debtors for operating expenses of the Debtors (including without limitation D&O insurance in the amount of approximately $130,000, rent, regular payroll, freight and other necessary expenses to run the Business, but not including any payments to attorneys, consultants, or advisors outside the ordinary course of business), but excluding payments or deposits to the Seller (collectively, “Advances”). If Advances exceed Collections, there will not be an increase in the Base Amount. The Base Amount, as adjusted in accordance with this Section 3.1. is referred to herein as the “Purchase Price”.

                           (b)      In determining the amount of Collections for purposes of the foregoing adjustment, Agent may establish a reserve in the amount of $100,000 (the “Reserve”), for items included in Collections which are subsequently returned or otherwise not finally paid (collectively, “Returned Items”). Within 30 days after the Closing Date. Agent shall provide a written accounting to Seller and Buyer as to any Returned Items. To the extent the Reserve exceeds the amount of Returned Items, such excess will be included as Collections for purposes of the foregoing adjustment to the Purchase Price and will be paid to Buyer. To the extent Returned Items exceed the Reserve and the Purchase Price was reduced by reason of the receipt of payments that were subsequently returned, Buyer shall pay the amount of such excess as directed by Seller.

                     3.2      Allocation. No portion of the Purchase Price shall be allocated to agreements between any of the Debtors and their suppliers/licensors or to leased assets or assets subject to a purchase money security interest, or to any contracts or leases that require the consent of the other party to a transfer of the contract or lease, or to any interests in real property. Otherwise, the Purchase Price shall be allocated among the Purchased Assets in accordance with an Allocation Schedule agreed to by the parties hereto. This allocation is intended to comply with the allocation method required by Section 1060 of the Code. The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 and the regulations thereunder, and except for any adjustment necessary to reflect the Purchase Price, the allocation shall be adjusted only if and to the extent necessary to comply with such requirements. Each of Buyer and Seller agrees that it will not take, nor will it permit any affiliated person to take, for income tax purposes, any position inconsistent with such allocation, provided, however, that (a) Buyer’s cost for the Purchased Assets may differ from the total amount allocated hereunder to the extent necessary to reflect the inclusion in the total cost of Buyer’s capitalized acquisition costs not included in the total amount so allocated and (b) the amount realized by Seller may differ from the total amount so allocated to the extent necessary to reflect transaction costs that reduce the amount realized.

ARTICLE IV
CLOSING

                     4.1       Closing. The closing (the “Closing”) of the Sale shall take place at the law offices of Latham & Watkins LLP, 633 West 5th Street, Suite 4000, Los Angeles, CA 90071 concurrently herewith, but with effect as of 11:59 p.m. on the Closing Date. The date on which the Closing occurs in accordance with the previous sentence is referred to as the “Closing Date.”

                     4.2       Conveyances at Closing,. In addition to any other documents or consideration to be delivered under other provisions of this Agreement, at the Closing:

                           (a)      Seller shall deliver to Buyer such bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer in order to assign the Purchased Assets to Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

                           (b)      Seller shall turnover to Buyer possession of the Purchased Assets; and

                           (c)      Buyer shall pay to Seller and/or its designee the Purchase Price by wire transfer as directed by Seller.

                      4.3       Transaction Expenses. Each of Buyer and Seller shall pay the fees and expenses of its respective counsel, investment bankers, financial advisors, accountants and other experts and any other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

                     4.4       Other Closing Matters. Each of the parties shall use its reasonable efforts to take such other actions required hereby to be performed by it prior to or on the Closing Date.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER AND DEBTORS

                     As an inducement to Buyer to enter into this Agreement, Seller (or, in the case of Sections 5.3 and 5.4, Debtors but not Seller, and in the case of Section 5.7, each of Debtors and Seller) hereby makes, as of the date hereof, the following representations and warranties to Buyer:

                     5.1      Authorization. Seller has the power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. Seller has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

                     5.2      No Violation. To the best of Seller’s Knowledge, the execution and delivery of this Agreement and the other agreements specified herein by Seller and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not conflict with or violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority, binding upon or applicable to Seller or by which the property or assets of Seller, including the Purchased Assets, are bound or affected.

                     5.3      Litigation. Except as disclosed on the Litigation and Claims Schedule, there are no actions. suits, proceedings, claims. orders or investigations pending or threatened against or affecting Debtors or, to the Knowledge of Debtors, before or by any governmental authority that would adversely affect in any material respect the Business, the Purchased Assets, Seller’s performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

                      5.4      Sufficiency of Assets. To the best of Debtors’ Knowledge, Debtors have transferred to Seller legal, marketable title to all of the Purchased Assets pursuant to the Assignment.

                     5.5      Valid Title to Assets. To the best of Seller’s Knowledge, Seller has valid legal title to all of the purchased Assets.

                     5.6      Compliance with Law; No Pending Bankruptcy Case. The Assignment is in compliance with applicable law. Other than the Assignment, there is no pending bankruptcy or insolvency proceeding against the Debtors, nor to the Knowledge of Seller is there a contemplated or threatened bankruptcy or insolvency proceeding against Seller or any Debtor.

                     5.7      Brokers. Debtors shall be responsible for any fees or other charges in connection with any broker or finder retained or utilized by any Debtor in connection with the transactions contemplated by this Agreement. Buyer shall not be responsible for any such fees or charges. Assignee has not hired any broker in connection with this transaction.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

                     As an inducement to Seller to enter into this Agreement, Buyer hereby makes, as of the date hereof, the following representations and warranties to Seller:

                     6.1       Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations. Buyer has the power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

                     6.2      No Violation. The execution and delivery of this Agreement and the other agreements specified herein and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Certificate of Incorporation or bylaws of Buyer or (b) conflict with or violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority, binding upon or applicable to Buyer or by which the property or assets of Buyer are bound or affected.

                     6.3 Brokers. Buyer has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                     6.4      "As Is" Transaction. Except as specifically set forth in this Agreement. the Purchased Assets shall be conveyed to Buyer “as is — where is” and “without any representations or warranties” not specifically set forth herein

ARTICLE VII
ADDITIONAL COVENANTS OF
BUYER AND SELLER

                     7.1      Effectuating the Sale. Seller shall use commercially reasonable efforts to furnish buyer with any and all financial, technical and operating data and other information pertaining to such Debtor and its assets that come to Seller’s attention after the Closing.

                     7.2      Termination of Lien of Temporary Protective Order. VIZ Media, LLC obtained a temporary protective order against the Debtors on March 17, 2006. Seller shall take all reasonable steps required by Section 493.030 of the California Civil Code in order to terminate the lien of the temporary protective order or of attachment.

                     7.3      Further Assurances. Each of the parties covenants and agrees, upon the terms and subject to the conditions contained herein, to pursue diligently and in good faith and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

                     7.4       Assumed Contracts. In addition to and not in limitation of the foregoing Section 7.2, Buyer may, but shall have no obligation to, designate one or more Contracts that the Buyer desires to assume (each, a “Designated Contract”). Buyer shall be permitted to designate any Designated Contract during the period beginning on the Closing Date and ending on the date that is sixty (60) days following the Closing Date (the “Assumption Period”). In the event that Buyer designates any Designated Contract during the Assumption Period, Seller shall (i) if the Designated Contract does not require the consent of any third party, assign the Designated Contract to Buyer as soon as practicable, and (ii) if the Designated Contract requires the consent of one or more third parties, take all reasonable actions requested by Buyer (without cost to Seller) to assist Buyer in obtaining at the earliest practicable date any and all consents to the assignment to Buyer of such Designated Contract. In the event consent of one or more third parties is necessary, Seller will only assign a Designated Contract so long as any such party agrees to release the Seller from any future liability. Any Designated Contract that is actually assigned to Buyer, on terms satisfactory to Buyer, shall be deemed an “Assumed Contract”. Buyer shall be responsible for all liabilities and obligations arising after the assignment date under any applicable Assumed Contract (other than any liability or obligation arising out of or relating to a breach under any Assumed Contract which occurred prior to the assignment date).

                     7.5      Obligations with respect to Debtor’s Employees. Buyer may, but shall have no obligation to, offer employment to any or all of Debtors’ employees on or after the Closing Date. To the extent that any obligations might arise under the Worker Adjustment Retraining Notification Act, 29 U.S.C. Section 2101 et seq., or under any similar provision of any federal, state, regional, foreign or local law, rule or regulation as a consequence of the transactions contemplated in this Agreement, Buyer shall not be responsible for any such obligations or other obligations arising out of any employment losses to employees of Debtors occurring prior to the Closing Date.

                     7.6       Confidentiality and Publicity. Other than obligations of disclosure imposed by applicable law, each of Buyer and Seller, on behalf of itself and its affiliates and advisors, hereby agrees to maintain the confidentiality of all information furnished to it concerning the business, operations and financial condition of the party furnishing such information except to the extent that such information (a) shall become generally available to the public other than as a result of an unauthorized disclosure by the party that was furnished the information, (b) was available to the party that was furnished the information on a non-confidential basis prior to its disclosure by the furnishing party or (c) disclosure by any party is required by subpoena or order of a court of competent jurisdiction or by order of a regulatory authority of competent jurisdiction. Each of Buyer and Seller further agrees to use any such information only in furtherance of the transactions contemplated hereby. Buyer also acknowledges that Seller will provide an accounting to creditors of the proceeds from the Sale as part of its duties as assignee. Seller acknowledges that Buyer may have an obligation to disclose the transactions contemplated hereby and this Agreement pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                     7.7      Corporate Records, Preparation of Debtor’s Final Tax Returns. Buyer shall have no responsibility or obligation to prepare any tax returns of any Debtor. Seller shall ensure that each Debtor’s final tax returns are prepared and filed. After the Closing, Buyer shall reasonably cooperate with Seller to allow Seller to fulfill its obligations under this Agreement, and Buyer shall give Seller and Debtors reasonable access to Debtors’ corporate books and records under Buyer’s control.

                     7.8      Mail and Receivables. Seller hereby irrevocably authorizes Buyer after the Closing to receive and open all mail and other communications received by Buyer and relating to the Business or the Purchased Assets and addressed or directed to any Debtor and to act with respect to such communications in such manner as Buyer may elect, and to endorse and cash any checks or instruments payable or endorsed to any Debtor or its order which are received by Buyer and which relate to the Purchased Assets. Seller will promptly deliver to Buyer the original of any mail or other communication received by Seller after the Closing that relates to the Business or the Purchased Assets. In addition, in the event that any payment on accounts receivable or other assets included in the Purchased Assets is received by Seller after the Closing Date, Seller will hold such amounts received as trustee for, and remit such amounts to, Buyer by wire transfer of immediately available funds as soon as practicable (and in any event within five (5) Business Days following receipt thereof).

                     7.9      Access to Leased Premises. Seller shall ensure for a period of not less than ten (10) Business Days after the Closing Date that Buyer has access to any premises where any Purchased Assets are located, so that Buyer may obtain possession of the Purchased Assets.

ARTICLE VIII
CONDITIONS TO SELLER’S OBLIGATIONS

                     The obligations of Seller to consummate the transactions contemplated hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived (in whole or in part) by Seller in accordance with Section 10.4.

                     8.1       Representations. Warranties and Covenants. Each of the representations and warranties of Buyer contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and each of the representations and warranties of Buyer that is not qualified by materiality shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. Buyer shall have performed all agreements and covenants required hereby to be performed by Buyer on or prior to the Closing Date.

                     8.2      Consents. All material consents, approvals, waivers and permits from third parties and governmental and regulatory authorities required to consummate the transactions set forth herein or contemplated hereby, if any, shall have been obtained.

                     8.3      No Proceedings or Litigation. No actions by any governmental authority shall have been instituted for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby.

ARTICLE IX
CONDITIONS TO BUYER’S OBLIGATIONS

                     The obligations of Buyer to purchase the Purchased Assets and to consummate the transactions contemplated hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived (in whole or in part) by Buyer in accordance with Section 10.4.

                     9.1       Representations. Warranties and Covenants. Each of the representations and warranties of Seller contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and each of the representations and warranties of Seller that is not qualified by materiality shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. Seller shall have performed all agreements and covenants required hereby to be performed by Seller on or prior to the Closing Date.

                     9.2      Consents. All consents, approvals, waivers and permits from third parties and governmental and regulatory authorities required to consummate the transactions set forth herein or contemplated hereby, if any, shall have been obtained.

                     9.3      No Proceedings. No actions by any governmental authority shall have been instituted for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby.

                     9.4      No Encumbrances. Buyer shall have received evidence that the Purchased Assets are free and clear of all Encumbrances. other than equipment financing liens and leases.

                      9.5      Assignment. The Debtors shall have made the Assignment.

ARTICLE X
MISCELLANEOUS

                     10.1      Assignment: Successors. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of all other parties to this Agreement. Seller agrees to the assignment by Buyer of its rights pursuant to this Agreement to any Affiliate of Buyer; provided that no such assignment by Buyer shall relieve Buyer of any of its obligations hereunder and any such assignee shall only have such rights (as limited hereunder) and obligations as Buyer now has hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Representatives, successors and permitted assigns. Buyer shall not be deemed to be a successor of any Debtor and shall not have continuity of ownership or operation with any Debtor.

                     10.2      Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) when transmitted if transmitted by facsimile, upon receipt of telephonic confirmation, (c) the date after it is sent, if sent for next-day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express, United Parcel Service), and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be:

If to Buyer:	First Look Entertainment 8000 Sunset Blvd. Suite B310 Los Angeles, CA 90046 Attention: William F. Lischak Telephone: (323) 337-1024 Fax: (323) 337-1061

With a copy to:	Latham & Watkins LLP 633 West Fifth Street Suite 4000 Los Angeles, CA 90071 Attention: Peter M. Gilhuly, Esq. Telephone: (213)891-8720 Fax: (213)891-8763

If to Seller:	Steven M. Spector, A Professional Corporation. solely
in his capacity as assignee for the benefit of the creditors of
Debtors
Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, CA 90067
Telephone:  (310)785-5398
Fax: (310)785-5357

If to Debtors:	Larry Hayes Ventura Distribution, Inc. c/o Silver & Arsht Attention: Sam Arsht 1860 Bridgegate Street Westlake Village, CA 91361

With a copy to:	Sheppard, Mullin, Richter & Hampton LLP Attention: Lawrence M. Braun, Esq. 333 South Hope Street, 48th Floor Los Angeles, CA 90071

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                     10.3      Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties determined in accordance with, the laws of the State of California, without regard to the conflicts of laws or choice of laws rules thereof. Each party irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to each party at its address specified in Section 10.2.

                     10.4      Entire Agreement: Amendments and Waivers. This Agreement, together with all Exhibits and Schedules attached or to be attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided that the forms of agreements attached hereto as Exhibits shall be superseded by the executed copies of such agreements by the parties thereto. No amendment, supplement, modification or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                     10.5       Construction. The headings and captions of the various Articles and Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. Unless stated to the contrary, all references to Articles, Sections, paragraphs or clauses herein shall be to the specified Article, Section, paragraph or clause of this Agreement, and all references to Exhibits and Schedules shall be to the specified Exhibits and Schedules attached hereto. All Exhibits and Schedules attached are made a part hereof. All terms defined herein shall have the same meaning in the Exhibits and Schedules, except as otherwise provided therein All references in this Agreement to “this Agreement” shall be deemed to include the Exhibits and Schedules attached hereto. The terms “hereby”. “hereto”. “hereunder” and any similar terms as used in this Agreement refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.

                     10.6      Third Party Beneficiaries. No Person other than the parties hereto or their permitted assigns shall have any rights or claims under this Agreement. This Agreement may not be modified or amended in a manner adverse to the interests of the Lenders or the Agent without the prior written consent of Agent.

                     10.7      Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be operative as originals.

                     10.8       Invalidity. In the event that any one or more of the provisions, or any portion thereof, contained in this Agreement or in any other instrument referred to herein, shall for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision, or any portion thereof, of this Agreement or any other such instrument.

                     10.9       Publicity . Subject to Section 7.5 herein, no party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other party; provided that nothing herein shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to fulfill such party’s disclosure or notice obligations imposed by law.

                     10.10      Further Assurances. Without limiting any other rights or obligations of the parties contained in this Agreement, following the Closing, Seller agrees to execute such documents, instruments and conveyances and take such actions as may be reasonably requested by Buyer and Buyer’s counsel and otherwise reasonably cooperate with Buyer, its affiliates and their respective Representatives in connection with any action that may be necessary or advisable to put Buyer in possession of the Purchased Assets and consummate the transactions contemplated hereby.

                     10.11      Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                     10.12       Representation by Counsel; Mutual Negotiation. Each party has been represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s length and with the advice and participation of counsel, and this Agreement shall be interpreted in accordance with its terms without favor to any party.

                     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

BUYER:	FIRST LOOK ENTERTAINMENT. a California corporation By Name: Tile:

SELLER:	STEVEN M. SPECTOR, a professional corporation, solely in his capacity as the assignee for the benefit of the creditor of Debtors By Name: Tile:

DEBTOR:	VENTURA DISTRIBUTION, INC., a California corporation (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

DEBTOR:	VENTURA ENTERTAINMENT ENTERPRISES, LLC, a Delaware limited liability company (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

DEBTOR:	VENTURA DISTRIBUTION, LLC, a Delaware limited liability company (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

                     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

BUYER:	FIRST LOOK ENTERTAINMENT, a California corporation By Name: Tile:

SELLER:	STEVEN M. SPECTOR, P.C., solely in his capacity as the assignee for the benefit of the creditors of Debtors By Name: Tile:

DEBTOR:	VENTURA DISTRIBUTION, INC., a California corporation (with respect to Sections 5.3, 5.4 and5.7) By Name: Tile:

DEBTOR:	VENTURA ENTERTAINMENT ENTERPRISES, LLC, a Delaware limited liability company (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

DEBTOR	VENTURA DISTRIBUTION, LLC, a Delaware limited liability company (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

DEBTOR:	VENTURA ENTERTAINMENT, LLC, a Delaware limited liability company (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

DEBTOR:	VENTURA ENTERTAINMENT PRODUCTIONS, LLC, a Delaware limited liability company (with respect to Sections 5,3, 5.4 and 5.7) By Name: Tile:

DEBTOR:	VENTURA RELEASING, LLC, a California limited liability company (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

DEBTOR:	BEAUTY SALON, LLC, a California limited liability company (with respect to Sections 5.3, 5.4 and 5.7) By Name: Tile:

DEBTOR:	HOUSEWIVES COMEDY ENTERTAINMENT, LLC, a Delaware limited liability company (with respect to Sections 5.3,5.4 and 5.7) By Name: Tile:

DEBTOR:	STUDIOWORKS, LLC, a Delaware limited liability company (with respect to Sections 5.3,.5.4 and 5.7) By Name: Tile:

DEBTOR:	URBANWORKS ENTERTAINMENT, LLC, a Delaware limited liability company (with respect to Sections 5.45.4 and 5.7) By Name: Tile:

Consent

The undersigned hereby consent to the sale of the Purchased Assets in accordance with the foregoing Asset Purchase Agreement, end hereby release all security interests and liens which any of them have on any assets of the Debtors.

Patricia Hayes, individually and as Co Trustee of the Larry Michael Hayes and Patricia Louise Hayes Revocable Trust Dated March 23, 1985	Larry Hayes, individually and as Co- Trustee of the Larry Michael Hayes and Patricia Louise Hayes Revocable Trust Dated March 23, 1985

Allocation Schedule

[To Come]